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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
HERITAGE OAKS BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERITAGE OAKS BANCORP
545 12th Street
Paso Robles, California 93446

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2002
7:00 P.M.

TO THE SHAREHOLDERS OF HERITAGE OAKS BANCORP:

        NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 2002 Annual Meeting of Shareholders (the "Meeting") of Heritage Oaks Bancorp ("Company") will be held at the Company's office at 545 12th Street, Paso Robles, California 93446 on Thursday, May 23, 2002 at 7:00 p.m. local time for the purpose of considering and voting on the following matters:

  1.
  Election of Directors.    To elect nine (9) persons to the Board of Directors of the Company to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons have been nominated by the Company for election:

Dr. B. R. Bryant	Donald H. Campbell
Kenneth L. Dewar	Dolores T. Lacey
Merle F. Miller	Michael J. Morris
Ole K. Viborg	Lawrence P. Ward
David Weyrich
  2.
  To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as the Company's independent accountants for the 2002 fiscal year.

  3.
  Other Business.    To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

  Only those shareholders of record at the close of business on April 1, 2002 will be entitled to notice of and to vote at the Meeting.

  In connection with nominations for directors, Section 1.10 of the Company's Bylaws provides:

  "Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any Shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors provided that a notice of intention to make nominations is made in the form and manner specified in this paragraph. Notice of intention to make any nominations other than by the Board of Directors shall be made in writing and shall be delivered or mailed to the President of the Company not later than the close of business on the day which is at least ten (10) days before the date of any meeting of Shareholders called for the election of Directors. Said notification shall contain the following information to the extent known to the person making the nomination: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and address of the person making the nominations; and (e) the number of shares of capital stock of the Company owned by the said person. Nominations not made in accordance herewith may in the discretion of the Chairman of the meeting be disregarded and upon the Chairman's instruction, the inspector of elections can disregard all votes cast for each such nominee. Notwithstanding anything in this paragraph to the contrary, a written notice of intention to make a nomination as provided herein shall not be required unless the notice to Shareholders of any meeting at which Directors are to be elected is mailed at least ten (10) days prior to the date last available to the Shareholder for delivery or mailing to the President of the Company of the notice required herein. A copy of this paragraph shall be set forth in a notice to Shareholders of any meeting at which Directors are to be elected."

        IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

        IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

Dated: April 5, 2002	By order of the Board of Directors

/s/ GWEN R. PELFREY Gwen R. Pelfrey Secretary

Mailed to Shareholders
on or about April 12, 2002

HERITAGE OAKS BANCORP

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

        This Proxy Statement is being furnished to the shareholders of Heritage Oaks Bancorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 23, 2002 at 7:00 p.m.local time (the "Meeting"). Only shareholders of record on April 1, 2002 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 1,362,774 shares of its no par value Common Stock (the "Common Stock").

        Shareholders are entitled to one vote for each share held, except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

        Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Meeting.

        Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

        Unless otherwise instructed, each valid proxy returned which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors, "FOR" the ratification of accountants, and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to postpone or adjourn the Meeting).

        The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiary, Heritage Oaks Bank (the "Bank"), may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        As of February 1, 2002, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

Name and Address1/of Beneficial Owner	Amount and Nature of Beneficial Ownership2/	Percent of Class3/
Dr. B. R. Bryant	105,447	8.12%
Merle F. Miller	94,487	7.28%
John Palla	67,442	5.20%
Ole K. Viborg	108,368	8.35%
Lawrence P. Ward	79,880	6.15%
David Weyrich	170,606	13.14%

1/
Except as otherwise indicated, the address for all persons listed is c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

2/
For information concerning the amount and nature of beneficial ownership, see "Security Ownership of Management."

3/
Including shares of Common Stock subject to stock options exercisable within 60 days of the February 1, 2002.

Security Ownership of Management

        The following table sets forth information as of February 1, 2002, concerning the equity ownership of the Company's directors/nominees and the executive officers named in the Summary Compensation Table, and directors and executive officers1/ as a group. Unless otherwise indicated in the notes to the table below, each director and executive officer listed below possesses sole voting power and sole investment power for the shares of the Company's Common Stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, Common Stock.

Name and Address2/ of Beneficial Owner	Amount and Nature of Beneficial Ownership3/		Percent of Class4/
Dr. B.R. Bryant	105,447		8.12%
Donald H. Campbell	29,354	5/	2.26%
Kenneth L. Dewar	7,105		*
Dolores T. Lacey	10,388		*
Merle F. Miller	97,487		7.28%
Michael Morris	17,490	6/	*
John Palla	67,442		5.20%
Ole K. Viborg	108,368	7/	8.35%
Lawrence P. Ward	79,880		6.15%
David Weyrich	170,606		13.14%
Margaret Torres	10,329		*
Gwen R. Pelfrey	15,953		1.23%
Paul Tognazzini	15,353		1.18%
All directors, nominees, and executive officers of the Company as a group (13 persons)	732,202		55.18%

*
Less than 1%.

1/
As used throughout this Proxy Statement, the term "executive officer" means the President and Chief Executive Officer, the Executive Vice President and Chief Administrative Officer, Executive Vice President and Chief Lending Officer and the Executive Vice President and Chief Financial Officer. The Chairman of the Board, the Vice Chairman of the Board, the Corporate Secretary and the Company's other officers are not treated as executive officers of the Company.

2/
The address for all persons listed is c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

3/
Except as otherwise noted, includes shares held by each person's spouse (except where legally separated) and minor children; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account is to which such person has pass-through voting rights and investment power.

4/
Includes shares of Common Stock subject to stock options exercisable within 60 days of February 1, 2002.

5/
Includes shares of Common Stock owned jointly with Mr. Campbell's spouse under a profit sharing trust.

6/
Includes shares owned as a trustee of Andre, Morris and Buttery 401K.

7/
Includes shares of Common Stock held by Mr. Viborg in Ole Viborg, Inc

PROPOSAL NO. I

ELECTION OF DIRECTORS OF THE COMPANY

        The number of directors authorized for election at the Meeting is ten (10). Management has nominated the ten (10) incumbent directors to serve as the Company's directors. Each director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

        All proxies will be voted for the election of the ten (10) nominees listed below recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

        The following table sets forth certain information as of February 1, 2002 regarding information concerning its Directors and Executive Officers. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company. There is no family relationship between any of the directors or executive officers.

Name	Age	Position/Background
Dr. B.R. Bryant	70	Chairman of the Board of Directors of the Company and of the Bank since November 15, 1994, and 1982, respectively. Veterinarian; General Contractor dba B.R. Bryant Construction
Donald H. Campbell	61	Vice Chairman of the Board of Directors of the Company and of the Bank since November 15, 1994, and 1983, respectively. Owner, El Pomar Vineyard Service.
Kenneth L. Dewar	44	President, J.B. Dewar, Inc. (wholesale petroleum distribution). Director of the Company and of the Bank since August 27, 1998.
Dolores T. Lacey	60	Director of the Company and of the Bank since January 23, 1997. Rancher and businesswoman.
Merle F. Miller	68	Director of the Company and of the Bank since November 15, 1994, and 1985, respectively. Rancher; Owner, Golden Hill Company (land sales and development).
Michael J. Morris	57	Director of the Company and of the Bank since January 26, 2001. Attorney, Chairman of the Board of the law firm of Andre, Morris & Buttery.
John Palla	74	Director of the Company and of the Bank since November 15, 1994, and 1985, respectively. Retired (formerly owner of Palla Equipment, a farm equipment dealership).
Ole K. Viborg	70	Director of the Company since November 15, 1994, and former founding director of the Bank. Owner, Ole Viborg, Inc. (paving contractor).
Lawrence P. Ward	50
		Director, President and Chief Executive Officer of the Company and of the Bank since November 15, 1994, and January 11, 1993, respectively. President, Chief Executive Officer and Director of Bank of Evergreen, Evergreen, Colorado, 1991-92, and Mountain Valley National Bank, Conifer, Colorado, 1986-92.
David Weyrich	48	Director of the Company and of the Bank since January 1, 1999. Owner, Martin-Weyrich Winery; CEO, Weyrich Development; CEO, San Luis Obispo Mortgage; and President of San Luis Obispo Magazine.

        None of the Company's or the Bank's Directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

        The following is a brief account of the business experience for a minimum of five years of each non-director executive officer in addition to their current positions.

Name	Position/Background
Gwen R. Pelfrey	Age: 50. Secretary of the Company and Secretary, Executive Vice President and Chief Administrative Officer of the Bank since November 15, 1994, and October 1987, respectively.
Paul Tognazzini	Age: 52. Senior Vice President/Chief Lending Officer 1990 to 1997. Executive Vice President/Chief Lending Officer 1997 to present.
Margaret Torres
Age: 51. Executive Vice President and Chief Financial Officer of the Company and the Bank since February, 1999. Executive Vice President and Chief Financial Officer of Antelope Valley Bank, 1991-January 1999.

DIRECTORS

Committees of the Board of Directors of the Company

        During 2001, the Company's Board of Directors held 9 meetings.

        The Audit Committee of the Board of Directors of the Company is composed of five outside directors each of whom is "independent" as defined by the NASDAQ listing standards. The members are: Director Weyrich (Chairman), Bryant, Campbell, Palla and Miller. The Committee held one 1 meeting during 2001. The Committee oversees the financial reporting process for Heritage Oaks Bancorp ("The Company") on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K. A copy of the Company's Audit Committee Report year ended December 31, 2001 is attached as Exhibit A to this Proxy Statement. In addition, the Committee monitors significant accounting policies; approves services rendered by the auditors; reviews audit and management reports; makes recommendations regarding the appointment of the independent auditor.

        The Executive Committee of the Board of Directors of the Company is composed of three directors, Messrs. Bryant, Miller and Ward. The Committee did not meet during 2001. This committee is empowered to meet and make any and all decisions on behalf of the entire board of directors of the Company between board meetings, except as restricted by law.

        The Board of Directors has not established a nominating committee. The functions of the nominating committee are performed by the full Board of Directors.

Committees of the Board of Directors of the Bank

        During 2001 the Bank's Board of Directors held 15 meetings.

        The Bank has an Audit Committee, is composed of seven outside directors, whose members included Messrs. Weyrich (Chairman), Bryant, Campbell, Miller, Morris and Palla, with Mr. Dewar as an alternate, each of whom is "Independent" as defined in the NASDAC listing standards. The Committee oversees Bank's independent public accountants, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting of the bank. The Bank's Audit Committee met 13 times in 2001.

        The Bank has a Loan Committee, whose members included Messrs. Miller (Chairman), Bryant, Palla, Ward and Campbell, with Ms. Lacey as an alternate, which has responsibility for reviewing loans made by management, establishing loan policy and approving certain size and types of loans as specified in the Bank's loan policy. The Loan Committee met 37 times in 2001.

        The Bank has a Personnel Committee, whose members included Ms. Lacey (Chairperson) and Messrs. Bryant, Miller and Ward, which has responsibility for reviewing and establishing compensation and benefits for all officers and employees. The Personnel Committee met 4 times in 2001.

        The Bank has an Investment/Asset-Liability Committee whose members include Messrs. Campbell (Chairman), Bryant, Dewar, Morris, Palla, Ward and Weyrich. This committee reviews asset/liability information each quarter, and administers and reviews the Bank's strategies for asset/liability management. The committee met 12 times in 2001.

        The Bank has an EFT Committee whose members include Messrs. Palla (Chairman), Bryant, Miller, Ward and Ms. Lacey. This committee is responsible for reviewing the bank's electronic funds, ATM, and technology policies. The committee met 4 times in 2001. Upon dissolution of the Gaming and Retail ATM Networks, the Committee's function was no longer necessary and at the October 16, 2001 meeting was dissolved.

        The Bank has a CRA Compliance Committee whose members include Ms. Lacey (Chairperson), Messrs. Bryant, Campbell, Palla, and Ward. The committee reviews the Bank's CRA materials and the Bank's CRA investments, loans and community involvement. The committee discusses community needs and develops and oversees the implementation of programs that address those needs. The committee met 4 times in 2001.

        The Bank has a Marketing Committee whose members include Mssrs. Dewar (Chairman), Bryant, Ward, Campbell and Ms. Lacey. The committee reviews the Bank's marketing policies and strategies. The committee met 4 times in 2001.

        During 2001 all directors in the aggregate attended at least seventy-five percent (75%) of all meetings of the Company's Board of Directors and of meetings of the Company and Bank committees on which they served.

Compensation of Directors

        Directors receive no compensation from the Company.

        Directors' fees are paid by the Bank. The Chairman of the Board of Directors was paid a retainer of $2,000 per month and all other non-employee directors received a retainer of $1,250 per month during 2001. The chairman of each committee received $125 for each committee meeting attended during 2001. All other non-employee directors received $100 for each committee meeting attended during the year. The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2001 was $168,335.

        The Directors also participate in the Company's Stock Option Plan. During 2001 no directors were granted options pursuant to the 1997 Stock Option Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

        Set forth below is the summary compensation paid or accrued during 1999-2001 to Lawrence P. Ward, Margaret Torres, Gwen R. Pelfrey and Paul Tognazzini, the only executive officers of the Company or the Bank to receive total annual salary and bonus of more than $100,000 during 2001.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long Term Compensation Awards Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2) Compensation$	Other Annual Award(s) ($)(3)	Restricted Stock Options/ SARs (#)(4)	Securities Underlying ($)	LTIP Payouts	All Other Compensation ($)(5)
Lawrence P. Ward	2001	$153,738	$62,750	—	—	—	—	$45,816
President and Chief	2000	$146,417	$81,225	—	—	—	—	$35,290
Executive Officer	1999	$139,375	$33,615	—	—	—	—	$32,594
Margaret Torres	2001	$112,558	$21,000	—	—	—	—	$21,644
Executive Vice President	2000	$107,198	$25,000	—	—	—	—	$18,513
and Chief Financial Officer	1999	$93,958	$20,000	—	—	—	—	$12,473
Gwen R. Pelfrey	2001	$100,065	$16,000	—	—	—	—	$18,977
Executive Vice President	2000	$95,373	$25,289	—	—	—	—	$17,489
and Chief Administrative	1999	$91,018	$12,000	—	—	—	—	$16,083
Officer
Paul Tognazzini	2001	$93,985	$38,605	—	—	—	—	$19,543
Executive Vice President	2000	$88,919	$38,870	—	—	—	—	$18,017
and Chief Lending Officer	1999	$82,818	$21,894	—	—	—	—	$17,358

(1)
Amounts shown include cash and non-cash compensation earned and received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(2)
Amount shown as bonus payments were earned in the year indicated but not paid until the first quarter of the next fiscal year.

(3)
No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus.

(4)
The Company has a 1990 Stock Option Plan (the "1990 Plan") and a 1997 Stock Option Plan (the "1997 Plan") pursuant to which options are granted to directors and to key, full-time salaried officers and employees of the Company and its subsidiary. Options granted under either the 1990 Plan or the 1997 Plan were either incentive options or non-qualified stock options. Options granted under either the 1990 Plan or the 1997 Plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options become fully exercisable upon the sale, merger or consolidation of the Company in which the Company is not a survivor notwithstanding the vesting provisions under either the 1990 Plan or the 1997 Plan. Options granted under the Plans are adjusted to protect against dilution in the event of certain changes in the Company's capitalization, including stock splits and stock dividends. All options granted in the years indicated below to the named executive officers were incentive stock options and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. As of December 31, 2001 there were no shares remaining for grant in the 1990 Plan. In 1999, the Company amended the 1997 Plan to add 99,254 shares. This was approved by the Shareholders in the May 1999 Shareholder Meeting. At December 31, 2001, 82,148 shares remained available for grant under the 1997 Plan.

(5)
Amounts shown for Lawrence P. Ward in 2001 represent $33,366 in salary continuation provision, $1,463 in term life insurance premiums, $8,362 excess medical insurance premiums and $2,625 in 401(k) matching contributions; in 2000 represent $23,716 in salary continuation provision, $1,463 in term life insurance premiums, $7,486 in excess medical insurance premiums and $2,625 in 401(k) matching contributions; and the 1999 figures includes $21,900 in salary continuation provision, $1,463 in term life insurance premiums, $6,731 in excess medical insurance premiums and $2,500 in 401(k) matching contributions. Amounts shown for Margaret A. Torres in 2001 represent $15,684 in salary continuation provision, $4,788 in excess medical insurance premiums and $1,172 in 401(k) matching contributions; in 2000 represent $14,476 in salary continuation provision, $3,499 in excess medical insurance premiums and $538 in 401(k) matching contributions; and the figure for 1999 includes $10,152 in salary continuation provision, $2,321 in excess medical insurance premiums. Amounts shown for Gwen R. Pelfrey in 2001 represent $11,552 in salary continuation provision, $4,800 in excess medical insurance premiums, $2,625 in 401(k) matching contributions; in 2000 represent $10,664 in salary continuation provision, $4,200 in excess medical insurance premiums, $2,625 in 401(k) matching contributions; and the figure for 1999 includes $9,848 in salary continuation provision, $3,960 in excess medical insurance premiums and $2,275 in 401(k) matching contributions. Amounts shown for Paul Tognazinni in 2001 represent $12,118 in salary continuation provision, $4,800 in excess medical insurance premiums and $2,625 in 401(k) matching contributions; in 2000 represent $11,192 in salary continuation provision, $4,200 in excess medical insurance premiums and $2,625 in 401(k) matching contributions; and the figure for 1999 includes $10,896 in salary continuation provision, $3,960 in excess medical insurance premiums and $2,500 in 401(k) matching contributions.

Option/SAR Grants, Exercises and Year-End Value Table

        The following tables set forth certain information concerning stock option grants and unexercised options held by Lawrence P. Ward, Margaret Torres, Gwen R. Pelfrey and Paul Tognazzini under the 1990 Plan and the 1997 Plan.

Aggregated Option/SAR Grants in Last Fiscal Year

        No stock options were granted during 2001 to any of the officers set forth in the preceding table.

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
			Number of Securities Underlying Unexercised Options/SARs at FY-End(#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)1/	Exercisable/ Unexercisable	Exercisable/ Unexercisable1/
Lawrence P. Ward	5,000	$71,200	42,775/6,880	$748,937/$106,227
Margaret A. Torres	-0-	$0.00	10,319/6,880	$102,364/$106,227
Gwen R. Pelfrey	-0-	$0.00	6,192/1,548	$ 95,604/$ 23,901
Paul Tognazzini	-0-	$0.00	6,192/1,548	$ 95,604/$ 23,901

(1)
The aggregate value has been determined based upon the average of the bid and asked prices for the Company's Common Stock at exercise or year-end, minus the respective exercise price per share.

Employment Contracts and Termination of Employment and Change in Control Arrangements

        There are no employment contracts between the Company or the Bank and their executive officers except that the Bank has an employment agreement with Lawrence P. Ward, its President and Chief Executive Officer. In general, the agreement has a three-year term expiring on January 31, 2005, and renews annually unless a party gives written notice to the other within certain time periods. The agreement establishes a base salary in 2002 of $175,000, provides for continuation of participation in the Bank's bonus compensation, 401-K, and executive salary continuation plans. The agreement also provides for payment of life insurance policy premiums and the use of a bank owned automobile. If the agreement were terminated without cause, Mr. Ward would receive severance pay equal to one year's annual base salary in effect at the date of termination plus one year of insurance payments. In the event of termination during or after a merger or change of control, Mr. Ward would be entitled to severance pay equal to two year's base salary in effect at the date of termination, plus an additional amount sufficient to pay for insurance coverage for a period of one year from the termination, and the auto provided by the bank to Mr. Ward be transferred into his name at the time of termination. In the event of a change of control where Mr. Ward is offered subsequent employment, Mr. Ward would be entitled to severance pay equal to two (2) years' annual base salary if he is terminated or resigns for good reason. Events that are considered good reason include, but are not limited to, reduction in title, compensation, demotion, or expanded travel.

        Recognizing the importance of building and retaining a competent management team, the Board of Directors purchased life insurance policies on the lives of four key employees, Lawrence Ward, Gwen Pelfrey, Paul Tognazzini and Margaret Torres for the purpose of providing certain death, disability and post-employment/retirement benefits. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank's Board of Directors reviewed and adopted an integrated conditional non-qualified deferred compensation plan provided to the Bank by Clark/Bardes Consulting. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the four key employees. By defining and increasing, over each employee's term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of One Hundred and Fifty Thousand Dollars ($150,000) to Mr. Ward, and forty-eight thousand Dollars ($48,000) to Ms. Pelfrey, Mr. Tognazzini and Ms. Torres. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period, a lesser and defined lump sum payment may be required in the event the employee's employment with the Bank is terminated without cause. In the event of the executive's death, the Bank is obligated to pay any remaining amounts due under the agreement to the executive's spouse or designated beneficiary over the remaining payout period (or in a lump sum, as the case may be). Other events which may also alter when payment of the annual benefit is to begin, and the amount to be paid, include: (i) disability, as defined in the agreement, in which case the employee will begin to receive the defined benefit at the earlier of the defined retirement age or when he is no longer entitled to receive disability benefits under his principal disability insurance policy; and (ii) constructive termination following a change of control, in which case the executive is entitled to all or a portion of the annual benefit depending upon length of service prior to termination. If, however, the executive's employment is terminated for cause, the Bank is released from all payment obligations to the Employee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent or more shareholders of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Company's equity securities. Officers, directors and ten percent or more shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filings requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Company's equity securities appear to have been met.

Transactions with Management and Others

        Except as set forth below under "Indebtedness of Management" there have been no transactions, or series of similar transactions, during 2001, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of the Company or the Bank, executive officer of the Company or the Bank, any shareholder owning of record or beneficially 5% or more of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

        The Company, through the Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2001 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Company and the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Vavrinek, Trine, Day & Co. LLP ("Vavrinek") served the Company as independent public accountants for the 2001 fiscal year. Vavrinek has no interest, financial or otherwise, in the Company. The services rendered by Vavrinek during the 2001 fiscal year were audit services, consultation in connection with various accounting matters and preparation of corporation income tax returns. The Board of Directors of the Company approved each professional service rendered by Vavrinek during the 2001 fiscal year. Representatives of Vavrinek are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

        The Board of Directors of the Company has selected Vavrinek to serve as the independent public accountants for the 2002 fiscal year and recommend that the shareholders vote "FOR" approval to ratify the selection of Vavrinek as the Company's independent public accountants for the 2002 fiscal year.

Audit Fees

        The aggregate fees billed to the company by Vavrinek for professional services rendered for the audit of Company's annual financial statements for the most recent fiscal year and the review of Forms 10-QSB for that fiscal year were $46,000.00.

All Other Fees

        The aggregate fees billed by the Company's independent public accountants for all other professional services rendered to Company and the Bank during Company's most recently concluded fiscal year, including tax related services, were $10,400.00.

        Less than half the total hours expended on Vavrinek's engagement to audit our financial statements for the 2001 fiscal year were attributed to work performed by persons other than Vavrinek's full-time permanent employees.

        In the opinion of the Board of Directors, after due consideration of the question, the provision of services as described above to the Company by Vavrinek is fully compatible with maintaining the accountants' independence.

ANNUAL REPORT

        The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2001 is included in this mailing to shareholders.

FORM 10-KSB

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GWEN R. PELFREY, SECRETARY, HERITAGE OAKS BANCORP, 545 12TH STREET, PASO ROBLES, CALIFORNIA, 93446.

SHAREHOLDER'S PROPOSALS

        Next year's Annual Meeting of Shareholders will be held on May 22, 2003. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2003 Annual Meeting of Shareholders is December 16, 2002. All proposals should be submitted by Certified Mail-Return Receipt Requested, to Gwen R. Pelfrey, Secretary, Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

HERITAGE OAKS BANCORP
Paso Robles, California
April 12, 2002	By:	/s/ GWEN R. PELFREY Gwen R. Pelfrey Secretary

EXHIBIT A
REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is composed of five outside directors each of whom is "independent" as defined by the NASDAQ listing standards. The members are: Director Weyrich (Chairman), Bryant, Campbell, Palla and Miller.

The Committee held one 1 meeting during 2001. During the course of the year, the committee reviewed its Policy which was accepted by the Board of Directors without change.

The Committee oversees the financial reporting process for Heritage Oaks Bancorp ("The Company") on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principals used in the reports. These discussions include the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management discussions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from Heritage Oaks Bancorp and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Heritage Oaks Bancorp, and the selection of Heritage Oaks Bancorp's independent auditors.

Pursuant to the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2001.

Signed and adopted by the Audit Committee this a 22nd day of February, 2002.

/s/ DAVID WEYRICH Committee Chairman Director/Committee Member	/s/ JOHN PALLA Director/Committee Member

/s/ MERLE MILLER Director/Committee Member	/s/ DR. B.R. BRYANT Director/Committee Member

/s/ DONALD CAMPBELL Director/Committee Member

REVOCABLE PROXY

HERITAGE OAKS BANCORP

ANNUAL MEETING OF SHAREHOLDERS—MAY 23, 2002

        The undersigned shareholder(s) of Heritage Oaks Bancorp (the "Company") hereby appoints, constitutes and nominates Donald H. Campbell, Michael Morris and Merle F. Miller, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 23, 2002 at 7:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

 (TO BE SIGNED ON REVERSE SIDE)

Please date, sign and mail your
proxy card back as soon as possible

Annual Meeting of Shareholders
HERITAGE OAKS BANCORP

May 23, 2002

/*\ Please Detach and Mail in the Envelope Provided /*\

/x/	Please mark your votes as in this example
		FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed at right					FOR	AGAINST	ABSTAIN
1.	Election of Directors.To elect the following nine (9) persons to the Board of Directors of the Company to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and have qualified:	/ /	/ /	Nominees:	Dr. B. R. Bryant Donald H. Campbell Kenneth L. Dewar Doloree T. Lacey Merle F. Miller Michael J. Morria Ole K. Vlborg David Weyrich Lawrence P. Ward	2.	Ratification of Appointment of Independent Public Accountants. To ratify the appointment of Varinak, Trine, Day & Co. as the Company's independent accountants for 2002 fiscal year.	/ /	/ /	/ /
						3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.
A shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee.
The Board of Directors recommends a vote FOR each of the foregoing proposals. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the discretion of the proxy holders. This Proxy also vests discretionary authority to cumulate votes. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.
							I (We) will	/ /	will not	/ /
attend the Annual Meeting in person.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature ___________________________  Date_______________, 2002  Signature___________________________  Date_______________, 2002

NOTE:	This proxy must be signed exactly as your name or names appear on this card. Executors, administrators, trustees, partners, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. I ELECTION OF DIRECTORS OF THE COMPANY
SUMMARY COMPENSATION TABLE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EXHIBIT A REPORT OF THE AUDIT COMMITTEE